SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 and 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 13, 2008 (date of earliest event reported: February 22, 2008)

e-Smart Technologies, Inc.

(Exact name of Registrant as specified in Charter)

Nevada	000-30717	No. 88-0409261
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

526 West 26th Street, Suite 710, New York NY 10001

(Address of principal executive office) (zip Code)

Registrant’s telephone number, including area code: (212) -727-3790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c).

Item 1.01.	Entry into a Material Definitive Agreement

e-Smart Technologies, Inc. (“e-Smart” or the “Company”) announced that it has entered into a Supply Contract with Samsung S1 Corporation as of February 22, 2008 (“Supply Contract”). The Supply Contract stipulates that Samsung S1 Corporation is to purchase from the Company a total of 20,000,000 of e-Smart’s SuperSMART™ cards over a two (2) year period with the initial 10,000,000 cards delivered no later than February 28, 2009. All orders made under the Supply Contract are to be made under an irrevocable purchase order with shipments occurring within sixty (60) days of received orders. The Supply Contract may be terminated for material breach by either party. Standard other terms and conditions apply in connection with inspection rights, indemnification and otherwise.

The foregoing description of the Supply Contract is qualified in its entirety by reference to the Supply Contract, a copy of which is attached as Exhibit 10.1.

Item 7.01	Regulation FD Disclosure

The Company issued a press release on February 26, 2008 announcing the agreement with Samsung S1 Corporation, a copy of which is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Supply Contract, dated as of February 22, 2008, by and between e-Smart Technologies, Inc. and Samsung S1.

99.1	Press Release of e-Smart Technologies Inc., dated February 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

Dated:	New York, New York
March 13, 2008

E-SMART TECHNOLOGIES, INC.

/s/ Mary Grace
BY: Mary Grace, President

Exhibit Index

Exhibit Number	Description

10.1	Supply Contract dated as of February 22, 2008 between e-Smart Technologies, Inc. and Samsung S1 Corporation.

99.1	Press Release of e-Smart Technologies, Inc., dated February 26, 2008.